SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2011

VHGI Holdings, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-11808	59-2219994
(State or other jurisdiction	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

777 Main Street, Suite 3100, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code           817-820-7080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 1, 2011, VHGI Holdings, Inc. (the “Company”) entered into an employment agreement with Mr. Douglas P. Martin in connection with his appointment as the Company’s Chief Executive Officer (as further described under Item 5.02 below). The agreement is for a period of one year, which may be extended by written agreement prior to two months before the expiration date.  Mr. Martin’s annual salary is $120,000 per year effective April 1, 2011.  In addition, Mr. Martin is also entitled to participate in a bonus program as determined by the Board of Directors.

Additionally, at the end of the initial term, Mr. Martin shall be entitled to receive fully vested options on 100,000 shares of the Company’s common stock at the price on April 1, 2011 in the event that the Company meets certain performance goals, as defined in the agreement, including, but not limited to, reaching a net profit amount of $500,000 before tax.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective April 1, 2011, Mr. Scott A. Haire resigned as Chief Executive Officer of the Company.  Mr. Haire will continue serving as the Company’s Chairman of the Board of Directors and acting Chief Financial Officer.

Effective April 1, 2011, Mr. Douglas P. Martin was appointed as the Company’s Chief Executive Officer.  From 2009 until this appointment, Mr. Martin served in various capacities as a consultant to the Company on matters relating to marketing, acquisitions, and personnel. Prior to serving in these capacities, Mr. Martin was President of Everest Limited, Inc., a privately held consulting company offering niche market solutions to microcap companies in both the United States and Canada.  Mr. Martin is a graduate of Sir Sanford Fleming College and attended the University of Guelph in Ontario, Canada.

Effective April 1, 2011, Mr. Martin was also appointed as a new member of the Company’s Board of Directors by unanimous consent of the current Board of Directors of the Company.  Mr. Martin is 46 years old and does not serve as a member on the Board of Directors for any other public companies.

As further described under Item 1.01 above, in connection with his appointment as Chief Executive Officer, on April 1, 2011, Mr. Martin entered into an employment agreement with the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between the Company and Douglas P. Martin dated as of April 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VHGI Holdings, Inc.

Date: April 6, 2011	/s/Scott A. Haire
Scott A. Haire, Chairman of the Board
and acting Chief Financial Officer